Exhibit 99.1

Teradyne Reports 96 Percent Increase in 2010 Sales; Raises Outlook for First Quarter

—	Q4’10 revenue of $322 million, down 36 percent from Q3’10 and up 21 percent from Q4’09

—	Q4’10 diluted non-GAAP income of $0.37 per share, down from $0.82 per share in Q3’10 and up from $0.17 per share in Q4’09; Q4’10 diluted GAAP income of $0.27 per share

—	Full year 2010 revenue of $1.6 billion, up 96 percent from 2009 revenue of $819 million

—	Full year 2010 diluted non-GAAP income of $2.20 per share compared with a loss of $0.27 per share in 2009; Full year 2010 diluted GAAP income of $1.73 per share

—	Q1’11 guidance: Revenue of $350 million to $375 million; Diluted non-GAAP income of $0.33 to $0.39 per share; Diluted GAAP income of $0.26 to $0.31 per share

NORTH READING, Mass. – January 26, 2011 – Teradyne, Inc. (NYSE: TER) reported revenue of $322 million for the fourth quarter of 2010 of which $262 million was in Semiconductor Test and $60 million in Systems Test Group. On a non-GAAP basis, Teradyne’s net income in the fourth quarter was $71.0 million, or $0.37 per diluted share, which excluded acquired intangible asset amortization, non-cash convertible debt interest, and restructuring and other charges. GAAP net income for the fourth quarter was $60.1 million, or $0.27 per diluted share.

Bookings in the fourth quarter of 2010 were $355 million of which $286 million were in Semiconductor Test and $69 million in Systems Test Group.

For fiscal year 2010, revenue was $1.6 billion. Net income for the year was $422.4 million or $2.20 per share on a non-GAAP basis. The GAAP net income was $379.7 million or $1.73 per share. Bookings for the year were $1.8 billion.

Guidance for the first quarter of 2011 is revenue of $350 million to $375 million, with non-GAAP net income per diluted share of $0.33 to $0.39 and GAAP net income per diluted share of $0.26 to $0.31. Non-GAAP guidance excludes acquired intangible asset amortization, non-cash convertible debt interest, and restructuring and other charges.

“The fourth quarter capped a tremendous 2010 in which we doubled our revenue, generated the highest profit rate and free cash flow in our history, delivered the highest EPS in ten years, and expanded our System-on-a-Chip (SOC) test market share,” said Mike Bradley, Teradyne President and CEO. “We’ve raised our revenue and earnings guidance for the first quarter based on an improving near-term outlook from our customers and positive trends in electronic end markets.”

Webcast

A conference call to discuss the fourth quarter and fiscal year 2010 results, along with management’s business outlook is scheduled at 10 a.m. EST, Thursday, January 27. The call will be broadcast simultaneously over the Internet. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins.

A replay will be available approximately two hours after the completion of the call. The replay number in the U.S. & Canada is 800-642-1687. The replay number outside the U.S. & Canada is 706-645-9291. The pass code for both numbers is 37501331. A replay will also be available on the Teradyne website www.teradyne.com. Click on “Investors” for a link to the replay. The replay will be available via phone and website through February 13, 2011.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income/(loss) from operations and non-GAAP net income/(loss) exclude goodwill impairment, in-process research and development, non- cash convertible debt interest, write-off of credit line debt issue costs, restructuring and other, net, fair value inventory step-up related to Nextest and Eagle Test, (losses)/gains on marketable securities and acquired intangible asset amortization, as well as applicable adjustments to profit sharing (prior to January 1, 2010) and income taxes due to these exclusions. GAAP requires that these items be included in determining income/(loss) from operations and net income/(loss). Non-GAAP income/(loss) from operations, non-GAAP net income/(loss), non-GAAP income/(loss) from operations and non-GAAP net income/(loss) as a percentage of revenue, and non-GAAP net income/(loss) per share are non-GAAP measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP gross margin excludes charges related to the fair value inventory step-up recorded as part of acquisition purchase accounting. GAAP requires that this item be included in determining gross margin. Non-GAAP gross margin dollar amount and percentage are non-GAAP measures that management believes provide useful supplemental information for management and the investor. Management uses non-GAAP gross margin as a performance measure for Teradyne’s current core business and future outlook and for comparison with Teradyne’s business plan, historical gross margin results and the gross margin results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NYSE:TER) is the leading supplier of Automatic Test Equipment used to test complex electronics used in the consumer electronics, automotive, computing, telecommunications, and aerospace and defense industries. In 2010, Teradyne had sales of $1.6 billion and employs about 3,000 people worldwide. For more information, visit www.teradyne.com. Teradyne(R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding future business prospects, Teradyne’s results of operations and market conditions. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance. You can identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that management’s estimates of Teradyne’s future results or other forward looking statements will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and Quarterly Report on Form 10-Q for the period ended October 3, 2010. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR FOURTH QUARTER OF 2010

CONDENSED CONSOLIDATED OPERATING STATEMENTS

(In thousands, except per share amounts)

	Quarter Ended			Year Ended
	December 31, 2010	October 3, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Net Revenues	$322,165	$502,086	$267,057	$1,608,650	$819,407
Cost of Revenues (1)	153,038	226,311	142,668	735,901	507,774

Gross Profit	169,127	275,775	124,389	872,749	311,633
Operating Expenses:
Engineering and Development	47,455	50,122	40,920	197,022	164,835
Selling and Administrative	54,778	61,109	51,486	230,101	200,430
Acquired Intangible Asset Amortization	7,291	7,291	7,629	29,251	32,296
Restructuring and Other, net (2)	802	(859)	68	2,907	36,493

Operating Expenses	110,326	117,663	100,103	459,281	434,054
Income/(Loss) from Operations	58,801	158,112	24,286	413,468	(122,421)
Interest & Other (3)	(4,927)	(4,096)	(4,662)	(18,956)	(20,216)

Income/(Loss) Before Income Taxes	53,874	154,016	19,624	394,512	(142,637)
Income Tax Provision/(Benefit)	(6,267)	6,676	2,700	14,782	(8,800)

Net Income/(Loss)	$60,141	$147,340	$16,924	$379,730	$(133,837)

Net Income/(Loss) per Common Share:
Basic	$0.33	$0.81	$0.10	$2.11	$(0.77)

Diluted	$0.27	$0.66	$0.09	$1.73	$(0.77)

Weighted Average Common Shares—Basic	181,600	181,239	174,770	179,924	173,604

Weighted Average Common Shares—Diluted (4)	220,023	229,389	187,239	226,807	173,604

Net Orders	$354,895	$350,169	$302,804	$1,751,387	$954,529

(1) Cost of Revenues includes:	Quarter Ended			Year Ended
	December 31, 2010	October 3, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Sale of Previously Written Down Inventory	$(1,740)	$(1,312)	$—	$(8,284)	$(4,329)
Provision for Excess and Obsolete Inventory	790	3,738	3,812	6,193	27,981
Cost for Purchase Accounting Inventory Step-up	—	—	4,550	—	15,413
Insurance Recovery Gain	—	—	—	—	(1,000)

	$(950)	$2,426	$8,362	$(2,091)	$38,065

(2) Restructuring and other, net consists of:	Quarter Ended			Year Ended
	December 31, 2010	October 3, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Employee Severance	$1,128	$1,928	$589	$5,065	$33,480
Facility Related	(326)	(2,787)	(521)	(2,158)	3,898
Long-Lived Asset Impairment	—	—	—	—	1,068
Eagle Test Purchase Accounting Adjustment	—	—	—	—	(1,953)

	$802	$(859)	$68	$2,907	$36,493

(3) Interest and Other includes:	Quarter Ended			Year Ended
	December 31, 2010	October 3, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Non-cash Convertible Debt Interest	$2,762	$2,669	$2,410	$10,505	$6,990
Expense for Deferred Debt Financing Costs as a Result of Repayment and Termination of the Revolving Line of Credit	—	—	—	—	2,488
Other-Than-Temporary Impairment and Realized Losses on Marketable Securities	—	—	219	—	2,186

	$2,762	$2,669	$2,629	$10,505	$11,664

(4)	Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended December 31, 2010 and October 3, 2010, 19.3 million and 34.7 million shares, respectively, have been included in diluted shares and net interest expense of $0 and $4.4 million, respectively, has been added back to net income for the diluted earnings per share calculation. For the year ended December 31, 2010, 30.8 million shares have been included in diluted shares and net interest expense of $13.2 million has been added back to net income for the diluted earnings per share calculation.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	December 31, 2010	December 31, 2009
Assets
Cash and Cash Equivalents	$397,737	$416,737
Marketable Securities	409,061	46,933
Accounts Receivable	176,483	125,236
Inventories	117,642	90,836
Deferred Tax Assets	22,717	18,944
Prepayments and Other Current Assets	52,965	63,606

Total Current Assets	1,176,605	762,292

Net Property, Plant and Equipment	231,577	246,362
Long-Term Marketable Securities	248,696	55,130
Retirement Plan Assets	13,981	—
Intangible Assets	122,941	152,192
Other Assets	16,542	19,361

Total Assets	$1,810,342	$1,235,337

Liabilities
Accounts Payable	$81,979	$66,765
Accrued Employees' Compensation and Withholdings	106,490	55,356
Deferred Revenue and Customer Advances	106,579	104,439
Other Accrued Liabilities	57,741	54,640
Accrued Income Taxes	8,465	—
Current Debt	2,450	2,157

Total Current Liabilities	363,704	283,357

Long-Term Deferred Revenue and Customer Advances	71,558	2,318
Retirement Plan Liabilities	73,310	115,101
Deferred Tax Liabilities	9,836	8,041
Other Long-Term Liabilities	19,564	20,841
Long-Term Debt	150,182	141,100

Total Liabilities	688,154	570,758
Shareholders' Equity	1,122,188	664,579

Total Liabilities and Shareholders' Equity	$1,810,342	$1,235,337

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Year Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Cash flows from operating activities:
Net income (loss)	$60,141	$16,924	$379,730	$(133,837)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	13,442	14,377	53,497	60,094
Amortization	11,520	12,737	46,260	45,987
Stock-based compensation	7,214	6,331	30,579	24,639
Provision for excess and obsolete inventory	790	3,812	6,193	27,981
Loss on sale and impairment of marketable securities, net	—	219	—	2,186
Non-cash charge for sale of inventories revalued at the date of acquisition	—	4,549	—	15,413
Revolving credit facility issue costs	—	—	—	2,488
Tax benefit related to stock options and restricted stock units	—	(1,049)	—	(1,049)
Deferred taxes	(3,369)	3,613	(3,829)	(2,645)
Other	704	347	2,745	1,587
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	130,039	14,458	(51,247)	(15,565)
Inventories	(6,170)	17,466	4,624	63,377
Other assets	7,550	3,959	8,446	(726)
Deferred revenue and customer advances	(4,265)	(23,554)	71,380	42,764
Accounts payable and accrued expenses	(33,051)	500	62,409	3,914
Retirement plan contributions	(1,603)	(9,573)	(52,452)	(15,291)
Accrued income taxes	(6,160)	—	8,465	—

Net cash provided by operating activities	176,782	65,116	566,800	121,317
Cash flows from investing activities:
Purchases of property, plant and equipment	(22,085)	(15,349)	(76,044)	(41,932)
Purchases of available-for-sale marketable securities	(392,517)	(58,898)	(870,777)	(90,369)
Proceeds from sales of available-for-sale marketable securities	196,894	15,501	291,740	38,036
Proceeds from sales of trading marketable securities	2,580	2,450	26,330	3,000
Proceeds from life insurance	—	—	1,091	1,076
Acquisition of businesses, net of cash acquired	—	—	—	(3,741)

Net cash used for investing activities	(215,128)	(56,296)	(627,660)	(93,930)
Cash flows from financing activities:
Issuance of common stock	2,454	487	44,679	15,703
Payments of long-term debt	—	—	(2,305)	(1,069)
Tax benefit related to stock options and restricted stock units	—	1,049	—	1,049
Proceeds from long-term debt	—	—	—	172,914
Repayment of revolving credit facility principal	—	—	—	(122,500)

Net cash provided by financing activities	2,454	1,536	42,374	66,097
Effect of exchange rate changes on cash and cash equivalents	(286)	(360)	(514)	548

Increase in cash and cash equivalents	(36,178)	9,996	(19,000)	94,032
Cash and cash equivalents at beginning of period	433,915	406,741	416,737	322,705

Cash and cash equivalents at end of period	$397,737	$416,737	$397,737	$416,737

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended

	December 31, 2010	% of Net Revenues			October 3, 2010	% of Net Revenues			December 31, 2009	% of Net Revenues
Net Revenues	$322.2				$502.1				$267.1
Gross Margin—GAAP	$169.1	52.5%			$275.8	54.9%			$124.4	46.6%
Inventory step-up reversal (1)	—	—			—	—			4.6	1.7%
Profit sharing adjustment (2)	—	—			—	—			(0.3)	-0.1%

Gross Margin—non-GAAP	$169.1	52.5%			$275.8	54.9%			$128.7	48.2%
Income from Operations—GAAP	$58.8	18.2%			$158.1	31.5%			$24.3	9.1%
Acquired intangible asset amortization	7.3	2.3%			7.3	1.5%			7.6	2.8%
Restructuring and other, net (3)	0.8	0.2%			(0.9)	-0.2%			0.1	0.0%
Inventory step-up reversal (1)	—	—			—	—			4.6	1.7%
Profit sharing adjustment (2)	—	—			—	—			(1.7)	-0.6%

Income from Operations—non-GAAP	$66.9	20.8%			$164.5	32.8%			$34.9	13.1%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	December 31, 2010	% of Net Revenues	Basic	Diluted	October 3, 2010	% of Net Revenues	Basic	Diluted	December 31, 2009	% of Net Revenues	Basic	Diluted
Net Income—GAAP	$60.1	18.7%	$0.33	$0.27	$147.3	29.3%	$0.81	$0.66	$16.9	6.3%	$0.10	$0.09
Acquired intangible asset amortization	7.3	2.3%	0.04	0.04	7.3	1.5%	0.04	0.04	7.6	2.8%	0.04	0.04
Interest and other (4)	2.8	0.9%	0.02	0.01	2.7	0.5%	0.01	0.01	2.6	1.0%	0.01	0.01
Restructuring and other, net (3)	0.8	0.2%	—	—	(0.9)	-0.2%	—	—	0.1	0.0%	0.00	0.00
Convertible share adjustment (5)	—	—	—	0.05	—	—	—	0.11	—	—	—	—
Inventory step-up reversal (1)	—	—	—	—	—	—	—	—	4.6	1.7%	0.03	0.03
Profit sharing adjustment (2)	—	—	—	—	—	—	—	—	(1.7)	-0.6%	(0.01)	(0.01)

Net Income—non-GAAP	$71.0	22.0%	$0.39	$0.37	$156.4	31.1%	$0.86	$0.82	$30.1	11.3%	$0.17	$0.17

GAAP and Non-GAAP Weighted Average Common Shares—Basic	181.6				181.2				174.8
GAAP Weighted Average Common Shares—Diluted	220.0				229.4				187.2
Exclude dilutive shares from convertible note	(19.3)				(34.7)				—
Exclude dilutive shares from convertible note hedge warrant	—				—				(6.9)

Non-GAAP Weighted Average Common Shares—Diluted (5)	200.7				194.7				180.3

(1) Reversal of Eagle Test purchase accounting inventory step-up.

(2) Profit sharing adjustment for non-GAAP items. Commencing January 1, 2010, this adjustment is no longer made.

(3) Restructuring and other, net consists of:

	Quarter Ended
	December 31, 2010				October 3, 2010				December 31, 2009
Employee Severance	$1.1				$1.9				$0.6
Facility Related	(0.3)				(2.8)				(0.5)
Eagle Test Purchase Accounting Adjustment	—				—				—

	$0.8				$(0.9)				$0.1

(4)	For the quarters ended December 31, 2010, October 3, 2010 and December 31, 2009, Interest and Other included non-cash convertible debt interest.

(5)	For the quarters ended December 31, 2010 and October 3, 2010, the calculation of non-GAAP diluted earnings per share gives benefit to the Company's call option on its stock for 34.7 million shares at $5.48. As a result, 13.1 million and 8.5 million shares, respectively, have been included in non-GAAP diluted shares and net interest expense of $2.3 million has been added back to non-GAAP net income for the non-GAAP diluted earnings per share calculation.

	Twelve Months Ended
	December 31, 2010	% of Net Revenues			December 31, 2009	% of Net Revenues
Net Revenues	$1,608.7				$819.4
Gross Margin—GAAP	$872.7	54.2%			$311.6	38.0%
Inventory step-up reversal (1)	—	—			15.4	1.9%
Insurance recovery	—	—			(1.0)	-0.1%
Profit sharing adjustment (2)	—	—			(0.7)	-0.1%

Gross Margin—non-GAAP	$872.7	54.2%			$325.3	39.7%
Income/(Loss) from Operations—GAAP	$413.5	25.7%			$(122.4)	-14.9%
Acquired intangible asset amortization	29.3	1.8%			32.3	3.9%
Restructuring and other, net (3)	2.9	0.2%			36.5	4.5%
Inventory step-up reversal (1)	—	—			15.4	1.9%
Insurance recovery	—	—			(1.0)	-0.1%
Profit sharing adjustment (2)	—	—			(3.9)	-0.5%

Income/(Loss) from Operations—non-GAAP	$445.7	27.7%			$(43.1)	-5.3%

			Net Income per Common Share				Net Income/ (Loss) per Common Share
	December 31, 2010	% of Net Revenues	Basic	Diluted	December 31, 2009	% of Net Revenues	Basic	Diluted
Net Income/(Loss)—GAAP	$379.7	23.6%	$2.11	$1.73	$(133.8)	-16.3%	$(0.77)	$(0.77)
Acquired intangible asset amortization	29.3	1.8%	0.16	0.15	32.3	3.9%	0.19	0.19
Interest and other (4)	10.5	0.7%	0.06	0.05	11.7	1.4%	0.07	0.07
Restructuring and other, net (3)	2.9	0.2%	0.02	0.01	36.5	4.5%	0.21	0.21
Convertible share adjustment (5)	—	—	—	0.25	—	—	—	—
Inventory step-up reversal (1)	—	—	—	—	15.4	1.9%	0.09	0.09
Insurance recovery	—	—	—	—	(1.0)	-0.1%	(0.01)	(0.01)
Profit sharing adjustment (2)	—	—	—	—	(3.9)	-0.5%	(0.02)	(0.02)
Income tax adjustment (6)	—	—	—	—	(2.9)	-0.4%	(0.02)	(0.02)

Net Income/(Loss)—non-GAAP	$422.4	26.3%	$2.35	$2.20	$(45.7)	-5.6%	$(0.27)	$(0.27)

GAAP and Non-GAAP Weighted Average Common Shares—Basic	179.9				173.6
GAAP Weighted Average Common Shares—Diluted	226.8				173.6
Exclude dilutive shares from convertible note	(30.8)				—

Non-GAAP Weighted Average Common Shares—Diluted (5)	196.0				173.6

(1) Reversal of Eagle Test purchase accounting inventory step-up.

(2) Profit sharing adjustment for non-GAAP items. Commencing January 1, 2010, this adjustment is no longer made.

(3) Restructuring and other, net consists of:
	Twelve Months Ended
	December 31, 2010				December 31, 2009
Employee Severance	$5.1				$33.5
Facility Related	(2.2)				3.9
Eagle Test Purchase Accounting Adjustment	—				(2.0)
Long-Lived Asset Impairment	—				1.1

	$2.9				$36.5

(4)	For the year ended December 31, 2010, Interest and Other included non-cash convertible debt interest. For the year ended December 31, 2009, Interest and Other included a charge to expense deferred debt financing costs as a result of the repayment and termination of Teradyne's revolving line of credit, non-cash convertible debt interest, and a charge for other-than-temporary impairment and realized losses on marketable securities.

(5)	For the year ended December 31, 2010, the calculation of non-GAAP diluted earnings per share gives benefit to the Company's call option on its stock for 34.7 million shares at $5.48. As a result, 10.5 million shares have been included in non-GAAP diluted shares and net interest expense of $9.4 million has been added back to non-GAAP net income for the non-GAAP diluted earnings per share calculation.

(6)	Income tax adjustment related to a discrete foreign exchange item.

GAAP to Non-GAAP Reconciliation of first quarter 2011 guidance:

GAAP and Non-GAAP first quarter revenue guidance:	$350 million	to	$375 million
GAAP net income per diluted share	$0.26		$0.31
Exclude acquired intangible asset amortization	$0.04		$0.04
Exclude non-cash convertible debt interest	$0.01		$0.01
Exclude dilutive shares from convertible note	$0.02		$0.03

Non-GAAP net income per diluted share	$0.33		$0.39

For press releases and other information of interest to investors, please visit Teradyne's homepage at http://www.teradyne.com.

Contact: Teradyne, Inc.

      Andy Blanchard 978-370-2425

      Vice President of Corporate Relations